Exhibit 99.1

For Additional Information:

Jim Gilbertson, Vice President and Chief Financial Officer
763-535-8333
jgilbert@navarre.com

Cary Deacon, COO Publishing & Licensing	Joyce Fleck, VP Marketing
763-535-8333	763-535-8333
cdeacon@navarre.com	jfleck@navarre.com

NAVARRE AGREES TO ACQUIRE FUNIMATION, A LEADING
PROVIDER AND LICENSOR OF ANIME AND CHILDREN’S
ENTERTAINMENT
FUNimation’s content holds appeal for home video, video game,
TV broadcast, toy, and other marketplaces

Minneapolis, MN – January 10, 2005 – Navarre Corporation (NASDAQ: NAVR) a leading publisher and distributor of a broad range of home entertainment and multimedia software products, announced that it has executed a definitive agreement to acquire 100% of the general and limited partnership interests in FUNimation Productions, Ltd. and The FUNimation Store, Ltd. Navarre anticipates that this transaction will close before May 15, 2005.

FUNimation, based in Fort Worth, Texas, is a leading home video distributor and licensor of Japanese animation and children’s entertainment in the United States providing titles that include Dragonball Z, Dragonball GT, Yu Yu Hakusho, Case Closed and Fullmetal Alchemist. In addition to the home video distribution of its proprietary content, FUNimation engages in third-party marketing, sales and distribution agreements with content providers, including 4Kids Entertainment Inc., Nelvana, Alliance Atlantis and WGBH. FUNimation also acquires master licenses to properties through long-term arrangements and leverages this proprietary content into various revenue streams including television broadcast, VHS and DVD home videos, toys, video games, and trading cards. For the years ended December 31, 2001, 2002 and 2003, FUNimation had net sales of $49.8 million, $63.7 million and $81.6 million, respectively, and pre-tax net income of $20.0 million, $24.9 million and $30.5 million, respectively.

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Navarre is acquiring the FUNimation partnership interests for a payment at closing by Navarre of approximately $100,500,000 in cash, plus its issuance of between 1,495,216 and 1,827,486 shares of Navarre common stock. These shares of Navarre common stock will be unregistered, but they will be subject to certain registration rights . Additionally, the sellers could receive up to $17,000,000 in cash to be paid over five years if FUNimation achieves certain agreed-upon financial targets during that time period. The closing of the transaction is subject to the satisfaction of customary conditions including a requirement that Navarre shall have obtained financing sufficient to enable Navarre to consummate the transaction.

Eric Paulson, Chairman and CEO of Navarre stated, “The completion of the FUNimation acquisition will be a continuation of the transformation of our company as it reflects the ongoing execution of our strategy to utilize the strong underlying asset of our distribution business to support and assist in the growth of our higher margin publishing business.” Paulson continued, “FUNimation will bring new business skills of international licensing and brand development. With the signing of this agreement, we look forward to welcoming FUNimation to the portfolio of companies in our Publishing segment.”

“We are extremely excited to join the Navarre family of companies,” said Gen Fukunaga, president of FUNimation Productions, Ltd. “Utilizing Navarre’s capital structure and distribution efficiencies will aid FUNimation in its ongoing business.”

Cary Deacon, Navarre’s Chief Operating Officer of Publishing and Licensing commented, “The FUNimation acquisition is consistent with our overall business strategy and will significantly increase our publishing offerings, establishes long-term relationships with new vendors and customers, and solidify our position as a premier provider of published and licensed home entertainment products. We believe in FUNimation’s business model and its brand management success in anime and children’s entertainment, licensing, and home video industries. As well, FUNimation brings a strong management team that will bolster our overall group.”

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Bear Stearns & Co. Inc. acted as financial advisor to Navarre Corporation in connection with the transaction, and A.G. Edwards & Sons, Inc. acted as financial advisor to FUNimation.

About Navarre

Navarre Corporation (NASDAQ: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content. The company operates under two business divisions; Distribution Services which includes PC software, video games, CD audio and DVD video; Publishing which includes Encore. Based in Los Angeles, CA, Encore is a majority-owned subsidiary of Navarre and a leading interactive publisher in the PC CD-ROM market. As a result of strategic relationships, the company publishes PC titles or compilations in major software categories from productivity to education. BCI Eclipse, a wholly-owned subsidiary of Navarre Corporation, provides niche DVD video and audio products. Navarre’s client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company’s Web sites at www.navarre.com.

About FUNimation

FUNimation is a leading independent licensee, licensor and home video/DVD distributor and brand manager of Japanese animation and children’s entertainment in the United States. FUNimation acquires animated properties from Japanese rights holders and translates and adapts the content into television programming and home video/DVD, primarily targeting persons between the ages of 6 and 17.

Additionally, FUNimation has collaborative business partnerships with independent entertainment companies such as 4Kids Entertainment, Nelvana, Alliance Atlantis, WGBH and Moonscoop which involve some or all aspects of home video distribution, sales, marketing and merchandise licensing.

FUNimation leverages its content portfolio into revenue streams including television broadcast, DVD and VHS home videos, video games, toys, trading and collectible cards and apparel.

FUNimation’s brands include Dragon Ball Z, Fullmetal Alchemist, Yu-Gi-Oh!, Code Lyoko, Teenage Mutant Ninja Turtles, Arthur, Case Closed, Yu Yu Hakusho, Beyblade and Cabbage Patch Kids.

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Safe Harbor

“The statements in this press release that are not strictly historical are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer, the Company’s dependence upon a limited number of large customers that account for a significant part of its business, seasonality in its business and the fact that a large portion of the Company’s revenues have traditionally been related to the holiday selling season, the Company’s dependence on significant vendors, the Company’s dependence on financing its significant working capital needs, the Company’s dependence upon software developers and manufacturers, the Company’s ability to maintain and grow its exclusive distribution business through agreements with recording artists, potentially changing retail consumer buying patterns in the PC software market, the Company’s ability to avoid inventory return and obsolescence losses, the acquisition strategy of the Company could disrupt other business segments and/or management, tougher competition and/or new and different competition in the Company’s traditional and new markets including through different means of distribution, technological innovation in the electronic downloading of music, increased counterfeiting or low or no cost downloading could impact product sales, uncertain growth in the publishing segment, the Company’s dependence on information systems, the Company’s credit exposure due to reseller arrangements, the potential for future terrorist activities to disrupt operations or harm assets, the Company’s dependence on third-party shipping of its product, significant Company stock volatility, and the Company’s anti-takeover provision may discourage take-over attempts beneficial to shareholders. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, “NAVARRE AGREES TO ACQUIRE FUNIMATION, A LEADING PROVIDER AND LICENSOR OF ANIME AND CHILDREN’S ENTERTAINMENT”, dated January 10, 2005, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov or at one of the SEC’s other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms. Free copies of these documents may be obtained by contacting Kathy Conlin at 763-535-8333.

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